EXHIBIT 11.1

                      	GSE SYSTEMS, INC. AND SUBSIDIARIES
                     	(in thousands, except per share data)


             	STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                               Three Months      Three Months
                                                   Ended             Ended
                                                  June 30,          June 30,
                                                   1996              1997
                                                   ----              ----
Net (loss) income available to common
shares.....................................	     $ (1,037)         $    426
                                                  =======           =======
Weighted average common shares
outstanding................................         5,066             5,066
Dilutive effect of common stock
equivalents	- stock options................             -                21
                                                  -------           -------
Total shares used for earnings per share...         5,066             5,087
                                                  =======           =======
(Loss)earnings per share...................      $  (0.20)         $   0.08
                                                  =======           =======


                                                Six Months        Six Months
                                                  Ended             Ended
                                                 June 30,          June 30,
                                                  1997              1996
                                                  ----              ----
Net (loss) income available to common
shares.....................................      $ (3,026)         $ 1,517
                                                  =======           ======
Weighted average common shares
outstanding................................         5,066            5,066
Dilutive effect of common stock
equivalents	- stock options................             -               16
                                                  -------           ------
Total shares used for earnings per share...     	   5,066            5,082
                                                  =======           ======
(Loss)earnings per share...................      $  (0.60)         $  0.43
                                                  =======           ======
